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                                    REGISTRATION RIGHTS AGREEMENT


                                      Dated as of June 28, 1996

                                            by and among

                                    REGENCY HEALTH SERVICES, INC.

                                             as Issuer,

                                     the Guarantors named herein

                                                 and


                                      BEAR, STEARNS & CO. INC.

                                                 and

                                  NATIONSBANC CAPITAL MARKETS, INC.


                                        as Initial Purchasers



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                                    REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agree-ment") is made and entered into as of June 28, 1996 among REGENCY HEALTH SERVICES, INC., a Delaware corporation
(the "Issuer"), the Guarantors named herein and BEAR, STEARNS & CO. INC. and NATIONSBANC CAPITAL MARKETS, INC.
(together, the "Initial Purchasers").

                  This Agreement is made pursuant to the Purchase Agreement, dated June 24, 1996, among the Issuer, the Guarantors named therein and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Issuer to the Initial Purchasers of $50,000,000 aggregate principal amount of 12 1/4% Subordinated Notes due 2003 and related guarantees by the Guarantors (collectively, the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer and the Guarantors named herein have agreed to provide to the Initial Purchasers and their respective direct and indirect transferees, among other things, the registration rights for the Securities set forth in this Agreement. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

                  The parties hereby agree as follows:

1.       Definitions

                  As used in this Agreement, the following terms shall have the following meanings (and, unless otherwise indicated, capitalized terms used herein without definition shall have the respective meanings ascribed to them by the Purchase Agreement):

                  Applicable Period:  See Section 2(b) hereof.

                           Effectiveness Period:  See Section 3(a) hereof.

                  Effectiveness Target Date:  See Section
4(a)(ii) hereof.

                  Exchange Act:  The Securities Exchange Act of
1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Exchange Offer:  See Section 2(a) hereof.

                  Exchange Offer Registration Statement:  See
Section 2(a) hereof.

                  Guarantors: The Guarantors, as defined in the Indenture.

                  Holder: Any registered owner of Transfer Re-stricted Securities.

                  Indenture: The Indenture, dated as of June 28, 1996, among the Issuer, the Guarantors and U.S. Trust Company of California, N.A., as trustee, pursuant to which the Securities are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

                  Initial Purchasers: See the introductory paragraph to this Agreement.

                  Issue Date:  See Section 2(a) hereof.

                  Issuer: See the introductory paragraph of this Agreement.

                  Liquidated Damages:  See Section 4(a) hereof.

                  New Notes:  See Section 2(a) hereof.

                  Participating Broker-Dealer: See Section 2(b) hereof.

                  Person or person: An individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, limited liability company, limited liability partnership, firm or other legal entity.

                  Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the New Notes and/or the Transfer Restricted Securities (as applicable) covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  Registration Default:  See Section 4(a) hereof.

                  Registration  Statement:  Any  registration  statement  of the
Issuer and the Guarantors, including, but not limited to, the Exchange Offer Registration Statement or a registration statement of the Issuer and the Guarantors that otherwise covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  Rule 144: Rule 144 promulgated pursuant to the Securities Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  Rule 144A: Rule 144A promulgated pursuant to the Securities Act, as currently in effect, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  Rule 415: Rule 415 promulgated pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  SEC:  The Securities and Exchange Commission.

                  Securities: See the introductory paragraphs to this Agreement.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promul-gated thereunder.

                  Shelf Notice:  See Section 2(c) hereof.

                  Shelf Registration:  See Section 3(a) hereof.

                  TIA: The Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promul-gated thereunder.

                  Transfer Restricted Securities: The Securities upon original issuance thereof and at all times subsequent thereto, until in the case of any such Securities (i) a Registration Statement covering such Securities has been declared effective by the SEC and such Securities have been disposed of in accordance with such effective Registration Statement, (ii) a Registration Statement which covers such Securities and has been declared effective by the Commission ceases to be effective, (iii) such Securities are sold in compliance with Rule 144, or (iv) such Securities cease to be outstanding.

                  Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the New Notes.

                  Underwritten   registration   or  underwritten   offering:   A
registration in which securities of the Issuer and the Guarantors are sold to an underwriter for reoffering to the public.

2.       Exchange Offer

                  (a) The Issuer and the Guarantors agree to file with the SEC within 60 days after the date of issuance of the Securities (the "Issue Date") an offer to exchange (the "Exchange Offer") any and all of the Transfer Restricted Securities for a like aggregate principal amount of debt securities of the Issuer and the Guarantors (the "New Notes") which New Notes will be (i) substantially identical in all material respects to the Securities, except that such New Notes will not contain terms with respect to transfer restrictions and the identity of the Guarantors may change in accordance with the terms of the Indenture, (ii) entitled to the benefits of the Indenture or a trust indenture which is identical to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA), and which, in either case, has been qualified under the TIA, and (iii) registered pursuant to an effective Registration Statement in compliance with the Securities Act. The Exchange Offer will be registered pursuant to the Securities Act on an appropriate form of Registration Statement (the "Exchange Offer Registration Statement"), and will comply with all applicable tender offer rules and regulations promulgated pursuant to the Exchange Act and shall be duly registered or qualified pursuant to all applicable state securities or Blue Sky laws. The Exchange Offer shall not be subject to any condition, other than that neither of the following events occur: (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer, or there shall have been proposed, adopted or enacted any law or regulation that in the judgment of the Issuer, based upon advice of outside counsel, might impair the ability of the Issuer to proceed with the Exchange Offer or (b) there shall occur a change in the current interpretation by the staff of the SEC which, in the Issuer's judgment,based upon advice of outside counsel, might materially impair the Issuer's ability to proceed with the Exchange Offer. No securities shall be included in the Exchange Offer Registration Statement other than the New Notes. The Issuer and the Guarantors agree to use their reasonable best efforts to (x) cause the Exchange Offer Registration Statement to become effective pursuant to the Securities Act within 135 days after the Issue Date;
(y) keep the Exchange Offer open for not less than 30 days (or such longer period required by applicable law) after the date that the notice of the Exchange Offer referred to below is mailed to Holders; and (z) consummate the Exchange Offer as to all properly tendered Transfer Restricted Securities within forty-five (45) days after the date specified herein for effectiveness of such Exchange Offer Registration Statement. Each Holder who participates in the Exchange Offer will be required to represent that any New Notes received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any person to partici-
pate in the distribution of the New Notes, and that such Holder is not an "affiliate" of the Issuer within the meaning of Rule 405 of the Securities Act (or that if it is such an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable). Each Holder that is not a Participating Broker-Dealer will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the New Notes. Each Holder that (i) is a Participating Broker-Dealer and (ii) will receive New Notes for its own account in exchange for the Transfer Restricted Securities that it acquired as the result of market-making or other trading activities will be required to acknowledge that it will deliver a prospectus as required by law in connection with any resale of such New Notes. Upon consummation of the Exchange Offer in accordance with this Agreement, the Issuer and the Guarantors shall have no further obligation to register Transfer Restricted Securities pursuant to Section 3 of this Agreement.

                  (b) The Issuer and the Guarantors shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), of New Notes received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such "Plan of Distribution" section shall also allow the use of the Prospectus by all persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the New Notes.

                  The Issuer and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the

New  Notes;   provided  that  such  period  shall  not  exceed  180  days  after consummation of the Exchange Offer (or such longer period if extended pursuant to the last paragraph of Section 5 hereof) (the "Applicable Period").

                  In connection with the Exchange Offer, the Issuer and the Guarantors shall:

                  (x) mail as promptly as practicable to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (y) utilize the services of a depository for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

                  (z) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Transfer Restricted Securities delivered for exchange and a statement that such Holder is withdrawing his or her election to have such Transfer Restricted Securities exchanged.

                  As soon as practicable after the expiration of time period for the acceptance of the Exchange Offer, the Issuer and the Guarantors shall:

                  (i) accept for exchange all Securities properly tendered and not validly withdrawn pursuant to the Exchange Offer;

                  (ii) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

                  (iii) cause the Trustee to authenticate and deliver promptly to each Holder of Securities, New Notes equal in principal amount at maturity to the Securities of such Holder so accepted for exchange

         (the foregoing being referred to as the "consumma-tion of the Exchange Offer").

                  (c) If (1) prior to the consummation of the Exchange Offer, applicable interpretations of the staff of the SEC do not permit the Issuer and the Guarantors to effect the Exchange Offer, (2) if for any other reason the Exchange Offer is not consummated within 180 days of the Issue Date, or (3) any Holder of Transfer Restricted Securities notifies the Issuer within the time specified in clause (2) above that (A) it is prohibited by a change in applicable law or SEC policy from participating in the Exchange Offer or (B) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns Securities acquired directly from the Issuer or an affiliate of the Issuer, then the Issuer shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice"), and the Issuer and the Guarantors shall file a Registration Statement pursuant to Section 3 hereof. Following the delivery of a Shelf Notice to the Holders of Transfer Restricted Securities, the Issuer and the Guarantors shall not have any further obligation to conduct the Exchange Offer pursuant to this
Section 2, provided that the Issuer and the Guarantors shall have the right, nonetheless, to proceed to consummate the Exchange Offer notwithstanding their obligations pursuant to this Section 2(c) (and, upon such consummation, their obligation to consummate a Shelf Registration shall terminate).

3.       Shelf Registration

                  If the Issuer and the Guarantors are required to deliver a Shelf Notice as contemplated by Section 2(c) hereof, then:

                  (a) Shelf Registration. The Issuer and the Guarantors shall prepare and file with the SEC, within 45 days after such filing obligation arises, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities then outstanding (the "Shelf Registration"). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of the Transfer Restricted Securities for resale by the Holders in the manner or manners reasonably designated by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities then outstanding (including, without limitation, one or more underwritten offerings). The Issuer and the Guarantors shall not permit any securities other than the Transfer Restricted Securities to be included in the Shelf Registration. The Issuer and the Guarantors shall use their reasonable best efforts, as described in Section 5(b) hereof, to cause the Shelf Registration to be declared effective pursuant to the Securities Act on or prior to the 135th day after such filing obligation arises and to keep the Shelf Registration continuously effective under the Securities Act until the date which is 36 months after the Issue Date or such shorter period ending when either (1) all Transfer Restricted Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration, or (2) there ceases to be outstanding any Transfer Restricted Securities (the "Effectiveness Period").

                  (b) Supplements and Amendments. The Issuer and the Guarantors shall use their reasonable best efforts to keep the Shelf Registration continuously effective during the Effectiveness Period by supplementing and amending the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement or by any underwriter of such Transfer Restricted Securities.

4.       Liquidated Damages

                  (a) The Issuer, the Guarantors and the Initial Purchasers agree that the Holders of Transfer Restricted Securities will suffer damages if the Issuer or the Guarantors fail to fulfill their obligations pursuant to
Section 2 or Section 3 hereof and that it would not be possible to ascertain the extent of such damages. Accordingly, in the event of such failure by the Issuer or the Guarantors to fulfill such obligations, the Issuer and the Guarantors hereby agree to pay liquidated damages ("Liquidated Damages") to each Holder of Transfer Re-stricted Securities under the circumstances and to the extent set forth below:

                           (i)  if  neither  the  Exchange  Offer   Registration
         Statement nor the Shelf Registration has been filed with the SEC on or prior to the date specified for such filing; or

                           (ii) if neither the Exchange Offer Registration Statement nor the Shelf Registration is declared effective by the SEC on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"); or

                           (iii) if an Exchange Offer Registration Statement is declared effective by the SEC, on or prior to 45 days following the earlier of (A) the effective date of such Registration Statement thereof or (B) the Effectiveness Target Date, the Issuer and the Guarantors have not exchanged New Notes for all Securities validly tendered in accordance with the terms of the Exchange Offer; or

                           (iv) the Shelf Registration has been declared effective by the SEC and such Shelf Registration ceases to be effective or usable at any time during the Effectiveness Period, without being succeeded on the same day immediately by a post-effective amendment to such Shelf Registration that cures such failure and that is itself immediately declared effective on the same day;

(any of the foregoing, a "Registration Default") then, with respect to the first 90-day period following such Registration Default, the Issuer and the Guarantors shall pay to each Holder of Transfer Restricted Securities with respect to which such Registration Default has occurred Liquidated Damages in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The amount of such Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults in respect of such Holder have been cured; provided, however, that Liquidated Damages shall not at any time exceed $.40 per week per $1,000 principal amount of Transfer Restricted Securities (regardless of whether one or more than one Registration Default has occurred and is continuing). Following the cure of all Registration Defaults relating to any Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease. A Registration Default under clause
(i) above shall be cured on the date that either the Exchange Offer Registration Statement or the Shelf Registration is filed with the SEC; a Registration Default under clause (ii) above shall be cured on the date that either the Exchange Offer Registration Statement or the Shelf Registration is declared effective by the SEC; a Registration Default under clause (iii) above shall be cured on the earlier of the date (A) the Exchange Offer is consummated or (B) the Issuer delivers a Shelf Notice to the Holders of Transfer Restricted Securities; and a Registration Default under clause (iv) above shall be cured on the earlier of (A) the date the Shelf Registration is declared effective or (B) the Effectiveness Period expires.

                  (b) The Issuer shall notify the Trustee within one business day after each and every date on which a Registration Default first occurs. Liquidated Damages shall be paid by the Issuer and the Guarantors to the Holders by wire transfer of immediately available funds to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified on or before the semi-annual interest payment date provided in the Indenture (whether or not any interest is then payable on the Securities) and on each payment date provided in the Indenture including, without limitation, whether upon redemption, maturity (by acceleration or otherwise), purchase upon a change of control or purchase upon a sale of assets. Each obligation to pay Liquidated Damages shall be deemed to commence accruing on the date of the applicable Registration Default and to cease accruing when all Registration Defaults have been cured. In no event shall the Issuer pay Liquidated Damages in excess of the applicable maximum weekly amount set forth above, regardless of whether one or multiple Registration Defaults exist.

                  (c) The parties hereto agree that the Liqui-dated Damages provided for in this Section 4 constitute a reasonable estimate of the damages that will be suffered by Holders by reason of the failure to file the Exchange Offer Registration Statement or the Shelf Registration, the failure of the Exchange Offer Registration Statement to be declared effective, the failure to consummate the Exchange Offer or the failure of the Shelf Registration to remain effective, as the case may be, in accordance with this Agreement.

                  (d) Notwithstanding anything herein to the contrary, in the event that the Issuer elects on or before 60 days from the Issue Date to redeem the Securities the Issuer will not be obligated to register the Securities or pay Liquidated Damages.

5.       Registration Procedures

                  In connection with the registration of any New Notes or Transfer Restricted Securities pursuant to Sections 2 or 3 hereof, the Issuer and the Guarantors shall effect such registration to permit the sale of such New Notes or Transfer Restricted Securities (as applicable) in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuer and the Guarantors shall:

                  (a) Prepare and file with the SEC a Registration Statement or Registration Statements as prescribed by Section 2 or Section 3 hereof, and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell New Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuer shall furnish to and afford the Holders of the Transfer Restricted Securities and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (excluding, however, copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least 3 business days prior to such filing, or such later date as is reasonable under the circumstances). The Issuer and the Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders, pursuant to this Agreement, must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement, or such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it; the Issuer and the Guarantors shall be deemed not to have used their reasonable best efforts to keep a Registration Statement effective during the Applicable Period if they voluntarily take any action that would result in selling Holders of the Transfer Restricted Securities covered thereby or Participating Broker-Dealers seeking to sell New Notes not being able to sell such Transfer Restricted Securities or such New Notes during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by them in good faith and for valid business reasons (not including avoidance of their obligations hereunder), including the acquisition or divestiture of assets.

                  (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating BrokerDealer who seeks to sell New Notes during the Applicable

Period, notify the selling Holders of Transfer Restricted Securities then outstanding, or each known Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder of Transfer Restricted Securities then outstanding may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities the representations and warranties of the Issuer or any Guarantor contained in any agreement (including any underwriting agreement) contemplated by Section 5(l) hereof cease to be true and correct, and (iv) of the receipt by the Issuer or any Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the New Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose, (v) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (d) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating BrokerDealer who seeks to sell New Notes during the Applicable Period, use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities or the New Notes (as applicable) to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) If a Shelf Registration is filed pursuant to Section 3 hereof and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders or counsel reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement with such information as the managing underwriters, if any, or such Holders or counsel reasonably request to be included therein.

                  (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating BrokerDealer who seeks to sell New Notes during the Applicable Period, furnish to each selling Holder of Transfer Restricted Securities and to each such Participating Broker-Dealer who so requests and to counsel and each manag-ing underwriter, if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating BrokerDealer who seeks to sell New Notes during the Applicable Period, deliver to each selling Holder of Transfer Restricted Securities, or each such Participating BrokerDealer, as the case may be, their counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary Prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5 hereof, the Issuer and the Guarantors hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities or each such Participating BrokerDealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Transfer Restricted Securities covered by or the sale by Participating BrokerDealers of the New Notes pursuant to such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Transfer Restricted Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell New Notes during the Applicable Period, to use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any selling Holder, Participating

Broker-Dealer, or the managing underwriters reasonably request in writing, provided that where New Notes held by Participating Broker-Dealers or Transfer Restricted Securities are offered other than through an underwritten offering, the Issuer and the Guarantors agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the New Notes held by Participating Broker-Dealers or the Transfer Restricted Securities covered by the applicable Registration Statement; provided that the Issuer and the Guarantors shall not be required to (A) qualify generally to do business or as a securities dealer in any jurisdiction where they are not then so qualified, (B) take any action that would subject them to general service of process in any such jurisdiction where they are not then so subject or (C) subject themselves to taxation in excess of a nominal dollar amount in any such jurisdiction.

                  (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company (the "DTC"), and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request.

                  (j) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating BrokerDealer who seeks to sell New Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) above, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the expense of the Issuer and the Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder or to the purchasers of the New Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (k) Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, (i) provide the Trustee with certificates for the Transfer Restricted Securities in a form eligible for deposit with the DTC and (ii) provide a CUSIP number for the Transfer Restricted Securities.

                  (l) In connection with an underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuer, the Guarantors and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuer and Guarantors and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Issuer and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or the Guarantors or of any business acquired by any of them for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as are reasonably requested by underwriters as permitted by Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the parties than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of outstanding Transfer Restricted Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (m) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating BrokerDealer who seeks to sell New Notes during the Applicable Period, make available for inspection by any selling Holder of such Transfer Restricted Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuer, the Guarantors and their subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer, the Guarantors and their subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the

Issuer determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors, unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public.

                  (n) Provide an indenture trustee for the Transfer Restricted Securities or the New Notes, as the case may be, and cause the Indenture to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Transfer Restricted Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

                  (o) Comply with all applicable rules and regulations of the SEC and, as soon as reasonably practicable, make generally available to its securityholders consolidated earnings statements of the Issuer (including a condensed consolidating footnote if required under SEC rules) (which need not be certified by an independent public accountant) that satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder.

                  (p) If an Exchange Offer is to be consummated, upon delivery of the Transfer Restricted Securities by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the New Notes, the Issuer and the Guarantors shall mark, or cause to be marked, on such Transfer Restricted Securities that such Transfer Restricted Securities are being cancelled in exchange for the New Notes; in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

                  (q) Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (r) Use their best efforts to take all other steps necessary to effect the registration of the Transfer Restricted Securities to be covered by a Shelf Registration Statement.

                  (s) Use their best efforts to cause the Transfer Restricted Securities or the New Notes, as applicable, covered by an effective registration statement required by Section 2 or Section 3 hereof to be rated with appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities relating to such registration statement or the managing underwriters in connection therewith, if any.

                  The Issuer may require each seller of Transfer Restricted Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuer such information regarding such seller or Participating Broker-Dealer and the distribution of such Transfer Restricted Securities or New Notes to be sold by such Participating Broker-Dealer, as the case may be, as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Transfer Restricted Securities or New Notes of any seller or Participating Broker-Dealer, as the case may be, who fails to furnish such information within a reasonable time after receiving such request.

                  Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by acquisition of such Transfer Restricted Securities or New Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv) or 5(c)(v) hereof, such Holder shall forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus or New Notes to be sold by such Participating Broker-Dealer, as the case may be, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

6.       Registration Expenses

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer and the Guarantors shall be borne by the Issuer and the Guarantors, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or New Notes and determination of the eligibility of the Transfer Restricted Securities or New Notes for investment under the laws of such jurisdictions (x) where the Holders of Transfer Restricted Securities are located, in the case of the New Notes, or (y) as provided in Section 5(h) hereof, in the case of Transfer Restricted Securities or New Notes to be sold by a Participating BrokerDealer during the Applicable Period)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Transfer Restricted Securities or New Notes in a form eligible for deposit with the DTC and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriters, if any, or, in respect of Transfer Restricted Securities or New Notes to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement or of such New Notes, as the case may be), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuer and the Guarantors, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(l)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Issuer and the Guarantors desire such insurance, (viii) fees and expenses of all other Persons retained by the Issuer and the Guarantors,
(ix) internal expenses of the Issuer and the Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Issuer and the Guarantors performing legal or accounting duties), (x) the expense of any annual audit, (xi) the fees and expenses incurred in connection with the listing of the securities required to be registered on any securities exchange and (xii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, and indentures. Nothing contained in this Section 6 shall create an obligation on the part of the Issuer or any Guarantor to pay or reimburse any Holder for any underwriting commission or discount attributable to any such Holder's Transfer Restricted Securities included in an underwritten offering pursuant to a Registration Statement filed in accordance with the terms of this Agreement, or to guarantee such Holder any profit or proceeds from the sale of such Securities.

                  (b) In connection with any Shelf Registration hereunder, the Issuer and the Guarantors shall reimburse the Holders of the Transfer Restricted Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in such Registration Statement and other reasonable out-of-pocket expenses of the Holders of Transfer Restricted Securities reasonably incurred in connection with the registration of the Transfer Restricted Securities.

7.       Indemnification

                  The Issuer and each of the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each of the Initial Purchasers, each Holder of Transfer Restricted Securities, each Holder of New Notes and each Participating Broker Dealer and (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) any of
such persons (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of such persons or any controlling person (any person referred to in clause (i),
(ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, costs, assessments, expenses and other liabilities (collectively, "Liabilities"), including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities are caused by (i) an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Indemnified Persons furnished to the Issuer in writing by or on behalf of such person expressly for use therein. The Issuer shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Issuer or an Indemnified Person.

                  In case any action or  proceeding  (for all  purposes  of this
Section 7, including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Issuer or any Guarantor, such Indemnified Person (or the Indemnified Person controlled by such controlling person) promptly shall notify the Issuer in writing unless and only to the extent that such omission results or defenses by the Issuer and the Guarantors, as determined by a court of competent jurisdiction by final judgment; provided that the failure to give such notice shall not relieve the Issuer or any Guarantor of its obligations pursuant to this Agreement, unless and only to the extent that such omission results in the loss or compromise of any material rights or defenses by the Issuer and the Guarantors, as determined by a court of competent jurisdiction by final judgment. In case any such action or proceeding shall be brought against any Indemnified Person and it shall notify the Issuer of the commencement thereof, the Issuer shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person and shall pay as reasonably incurred the reasonable fees and disbursements of such counsel related to such action or proceeding. In any such action or proceeding, any Indemnified Person shall have the right to retain its own counsel at its own expense, except that the Issuer or any Guarantor shall pay as they are incurred the fees and expenses of counsel retained by the Indemnified Person in the event that (i) the Issuer and the Indemnified Person shall have mutually agreed to the retention of such counsel or, (ii) the named parties to any such action or proceeding (including any impleaded parties) include both the Issuer and the Indemnified Person and representation of both parties by the same counsel would be inappropriate, in the reasonable opinion of the Indemnified Person, due to actual or potential differing interests between them; provided, however, in no event shall the Issuer or any Guarantor be required to pay the fees and expenses under this indemnity for more than one firm of attorneys in any one legal action or group of related legal actions in the same jurisdiction arising out of the same general allegations or circumstances. The Issuer and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Persons, which firm shall be designated by Bear, Stearns. The Issuer and the Guarantors shall not, without the prior written consent of each Indemnified Person, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought pursuant hereto (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such action, claim, litigation or proceeding. The Issuer and Guarantors shall not be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Issuer and Guarantors agree to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment.

                  Each of the Initial Purchasers agrees, severally and not jointly, to indemnify and hold harmless the Issuer, its directors, its officers and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Issuer, to the same extent as the foregoing indemnity from the Issuer to each Indemnified Person, but only with respect to claims and actions based on information relating to such Initial Purchaser and furnished in writing by or on behalf of such Initial Purchaser through Bear, Stearns expressly for use in any Registration Statement or Prospectus. In case any action or proceeding (including any governmental investigation) shall be brought or asserted against the Issuer, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any preliminary Prospectus in respect of which indemnity is sought against any Initial Purchaser pursuant to the foregoing sentence, the Initial Purchaser shall have the rights and duties given to the Issuer, and the Issuer, its directors, any such officers and each such controlling person shall have the rights and duties given to the Indemnified Person above.

                  If the indemnification provided for in this Section 7 is finally determined by a court of competent jurisdiction to be unavailable to an Indemnified Person in respect of any Liabilities referred to herein, then each indemnifying person, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such

Liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying person on the one hand and the Indemnified Person on the other hand from the offering of the Securities or (ii), if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the indemnifying parties and the Indemnified Person, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Guarantors, on the one hand, and any of the Initial Purchasers (and their related Indemnified Persons), on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of discounts and commissions but before deducting expenses) received by the Issuer and the Guarantors bear to the total discounts and commissions received by such Initial Purchaser, in each case as set forth in the Prospectus. The relative fault of the Issuer and the Guarantors, on the one hand, and the Indemnified Party, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information provided by the Issuer or a Guarantor, on the one hand, or an Indemnified Party, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations of the Issuer and the Guarantors set forth herein shall be in addition to any liability or obligation the Issuer and the Guarantors may otherwise have to any Indemnified Person.

                  The Issuer, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Indemnified Parties were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, judgments, Liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, none of the Initial Purchasers (and their related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount applicable to the Securities purchased by such Initial Purchaser exceeds the amount of any damages or Liabilities which such Initial Purchaser (and its related Indemnified Persons) has otherwise been required to pay or incur by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute pursuant to this Section 7 are several in proportion to the respective aggregate principal amount of Securities purchased by each of the Initial Purchasers hereunder and not joint.

8.       Rules 144 and 144A

                  The Issuer and the Guarantors covenant that they will file the reports required to be filed by them pursuant to the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuer and the Guarantors are not required to file such reports, they will, upon the request of any Holder of Transfer Restricted Securities, make available information required by Rule 144 and Rule 144A under the Securities Act in order to permit sales pursuant to Rule 144 and Rule 144A. The Issuer and the Guarantors further covenant that they will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

9.       Underwritten Registrations

                  (a) If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering and reasonably acceptable to the Issuer.

                  No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder, unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

                  (b) Each Holder of Transfer Restricted Securities agrees, if requested (pursuant to a timely written notice) by the managing underwriters in an underwritten offering or placement agent in a private offering of the Issuer's or the Guarantors' debt securities, not to effect any private sale or distribution (including a sale pursuant to Rule 144(k) or Rule 144A under the Securities Act, but excluding non-public sales to any of its affiliates, officers, directors, employees and controlling persons) of any of the Securities except pursuant to an Exchange Offer, during the period beginning 10 days prior to, and ending 90 days after, the closing date of the underwritten offering.

                  The foregoing provisions shall not apply to any Holder of Transfer Restricted Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement.

10.  Miscellaneous

                  (a) Remedies. In the event of a breach by the Issuer or any Guarantor of any of its obligations under this Agreement, each Holder of Transfer Restricted Secu-rities, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuer and the Guarantors agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, they shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Issuer and the Guarantors have not, as of the date hereof, and they shall not, after the date of this Agreement, enter into any agreement with respect to any of their respective securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The Issuer and the Guarantors have not entered, and will not enter, into any agreement with respect to any of their respective securities which will grant to any Person piggy-back registration rights with respect to a Registration Statement.

                  (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by handdelivery, registered first-class mail, next-day air courier or telecopier:

                           (i) if to a Holder of Transfer Restricted Securities, at the most current address given by the Trustee to the Issuer; and

                           (ii)     if to the Issuer or the Guarantors,
         Regency Health Services, Inc., 2742 Dow Avenue,
         Tustin, California 92680, Attention: Chief Finan-cial Officer, with a copy to Sidley & Austin, 555
         West Fifth Street, 40th Floor, Los Angeles, Califor-nia 90013, Attention: Moshe J. Kupietzky.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier, if made by next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

                  (e) Successors. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Issuer, the Guarantors, the Initial Purchasers, any Indemnified Person referred to herein and Holders of the Securities (as set forth below) and their respective successors and assigns, including, without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted
Securities, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The Issuer and the Guarantors agree that the Holders of the Securities shall be third party creditor beneficiaries to the agreements made hereunder by the Initial Purchasers, the Issuer and the Guarantors, and it is expressly understood and agreed that each purchaser of the Securities from the Initial Purchasers is intended to be a beneficiary of the Issuer's and the Guarantors' covenants contained herein to the same extent as if the Securities were sold and such covenants were made directly to such purchaser by the Issuer or the Guarantors, as applicable, and each such purchaser shall have the right to take action against the Issuer and the Guarantors to enforce, and obtain damages for any breach of, such covenants.

                  (f) Counterparts. This Agreement may be executed in one or more counterparts and, if executed in one or more counterpart, the executed counterparts shall each be deemed to be an original, not all such counterparts shall together constitute one and the same instrument.

                  (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h)  Governing  Law. THIS  AGREEMENT  SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE ISSUER, ON BEHALF OF ITSELF AND THE GUARANTORS, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE ISSUER, ON BEHALF OF ITSELF AND THE GUARANTORS, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (i) Severability. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

                  (j) Entire Agreement. This Agreement, together with the Purchase Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


Very truly yours,


REGENCY HEALTH SERVICES, INC.



By: ________________________
         Name:
         Title:


                  IN WITNESS WHEREOF, I have, in the name and on behalf of the Guarantors listed below, executed this Agreement as of the date first written above.


By: _________________________________
         Name:
         Title:


GUARANTORS:

BRASWELL ENTERPRISES, INC.
BREL, INC.
BRITTANY REHABILITATION CENTER, INC.
CARE ENTERPRISES, INC.
CARE FINANCE, INC.
CARE HOME HEALTH SERVICES
CARMICHAEL REHABILITATION CENTER
CASA DE VIDA REHABILITATION CENTER
COALINGA REHABILITATION CENTER
COVINA REHABILITATION CENTER
EVERGREEN REHABILITATION CENTER
FAIRFIELD REHABILITATION CENTER
FIRST CLASS PHARMACY, INC.
FULLERTON REHABILITATION CENTER
GLENDORA REHABILITATION CENTER
GRAND TERRACE REHABILITATION CENTER
HALLMARK HEALTH SERVICES, INC.
HARBOR VIEW REHABILITATION CENTER
HAWTHORNE REHABILITATION CENTER

HEALTHCARE NETWORK
HERITAGE REHABILITATION CENTER
HUNTINGTON BEACH CONVALESCENT HOSPITAL
JACKSON REHABILITATION CENTER, INC.
LINDA-MAR REHABILITATION CENTER
MEADOWBROOK REHABILITATION CENTER
MEADOWVIEW REHABILITATION CENTER
NEWPORT BEACH REHABILITATION CENTER
NORTH STATE HOME HEALTH CARE, INC.
PARADISE REHABILITATION CENTER, INC.
PASO ROBLES REHABILITATION CENTER
RHS MANAGEMENT CORPORATION
ROSE REHABILITATION CENTER
ROSEWOOD REHABILITATION CENTER, INC.
SHANDIN HILLS REHABILITATION CENTER
STOCKTON REHABILITATION CENTER, INC.
VISTA KNOLL REHABILITATION
  CENTER, INC.
WILLOWVIEW REHABILITATION CENTER
AMERICARE HOMECARE, INC.
AMERICARE MIDWEST, INC.
CIRCLEVILLE HEALTH CARE CORP.
MARION HEALTH CARE CORP.
NEW LEXINGTON HEALTH CARE CORP.
SCRS & COMMUNICOLOGY, INC. OF OHIO
CARE ENTERPRISES WEST
AMERICARE OF WEST VIRGINIA, INC.
BECKLEY HEALTH CARE CORP.
DUNBAR HEALTH CARE CORP.
GLENVILLE HEALTH CARE, INC.
PUTNAM HEALTH CARE CORP.
SALEM HEALTH CARE CORP.
OASIS MENTAL HEALTH TREATMENT
  CENTER, INC.
REGENCY - NORTH CAROLINA, INC.
REGENCY - TENNESSEE, INC.

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

BEAR, STEARNS & CO. INC.



By: _______________________
         Name:


         Title:


NATIONSBANC CAPITAL MARKETS, INC.



By: _______________________
         Name:
         Title:



0071808.06-21S2a
                                                    36